EXHIBIT 10.5

[Magellan Health Services logo]                             55 Nod Road
                                                            Avon, CT 06001
                                                            (860) 507-1900 tel
                                                            (860) 507-1900 fax



January 3, 2006


Dear Mr. Shulman:

This letter confirms that your Employment Agreement, dated as of January 5, 2004, with Magellan Health Services, Inc. has been amended in regard to the provisions concerning the terms of the options issued to you pursuant to the agreement in accordance with the three Notices of Stock Option Grant dated as of January 5, 2004, including the effect on such options of a termination of your employment, all as reflected in the three Notices of Amendment of Stock Option Grant, dated as of January 3, 2006, copies of which are attached hereto. Upon your execution of this letter, you acknowledge and agree that the terms and conditions of such options shall be as provided in such Notices of Amendment of Stock Options, notwithstanding any contrary provision in your Employment Agreement, which shall in all other respects remain in full force and effect.


                                           MAGELLAN HEALTH SERVICES, INC.

                                           By:  /s/ Daniel N. Gregoire
                                                --------------------------------
                                                Name: Daniel N. Gregoire
                                                Title: General Counsel

                                           Acknowledged and agreed:

                                           By:  /s/ Steven J. Shulman
                                                --------------------------------
                                                Steven J. Shulman